Exhibit 99.3
POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Mark A. Scudder and Heidi Hornung-Scherr, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder of EVO Transportation & Energy Services, Inc. (the "Company"), Schedules 13D and 13G and in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or Scudder Law Firm, P.C., L.L.O. assuming, any of the undersigned's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

In consideration of the attorneys-in-fact acting on each of the undersigned's behalf pursuant to this Power of Attorney, each of the undersigned hereby agrees to indemnify and hold harmless each attorney-in-fact, each substitute attorney-in-fact, and each of their respective heirs, executors, legal representatives, successors, and assigns from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities, and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), relating to or arising out of the exercise of this Power of Attorney by any such attorney-in-fact or substitute attorney-in-fact, and will reimburse each such indemnified person for all Losses as they are incurred by such indemnified person in connection with any pending or threatened claim, action, suit, proceeding, or investigation with which such indemnified person is or is threatened to be made a party. Neither of the undersigned will, however, be responsible for any Losses that are finally determined by a court of competent jurisdiction to have resulted solely from an attorney-in-fact's or substitute attorney-in-fact's bad faith or willful misconduct.

This Power of Attorney shall remain in full force and effect until neither of the undersigned is required to file Schedules 13D and 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 12th day of March 2018.
/s/ Jerry Moyes
Jerry Moyes

/s/Vickie Moyes
Vickie Moyes